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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to use of our report dated April 12, 2002 (and to all references to our Firm) included in or made a part of this registration statement.


                                            /s/ ARTHUR ANDERSEN LLP


Denver, Colorado,
    April 12, 2002.